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                                                                     EXHIBIT 3.2
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                           LIBERTY MEDIA CORPORATION
                            A Delaware Corporation

                                    BYLAWS

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                                   ARTICLE I
                                 STOCKHOLDERS

     Section 1.1   Annual Meeting.
                   --------------

     An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and transacting such other business as may come before it shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     Section 1.2  Special Meetings.
                  ----------------

     Special meetings of stockholders shall be called by the Secretary as and when provided for by the Certificate of Incorporation, as amended from time to time (the "Certificate"). Special meetings of stockholders for any purpose or purposes may be held at such time and place either within or without the State of Delaware as may be stated in the notice.

     Section 1.3  Notice of Meetings.
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     Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, the Secretary, or any other officer, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate.

     Section 1.4  Quorum.
                  ------

     Except as otherwise provided by law or in the Certificate or elsewhere in these Bylaws, at any meeting of stockholders the holders of a majority in voting power of the outstanding shares of each class of common stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting power of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in
Section 1.5 of these Bylaws until a quorum shall attend.

     Section 1.5  Adjournment.
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     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6  Organization.
                  ------------

     The Chairman of the Board, if any, or in his absence the Vice Chairman of the Board of Directors, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board
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of Directors fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board or the Vice Chairman.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.7  Voting.
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     Except as otherwise provided by law, the Certificate or elsewhere in these
Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of shares of capital stock of the Corporation entitled to vote thereon, who are present in person or by proxy, shall decide such question. At any meeting duly called and held for the election of a particular class of directors at which a quorum is present, directors of such class shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of the applicable class of common stock of the Corporation as set forth in the Certificate, who are present in person or by proxy.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.1  Number and Term of Office.
                  -------------------------

     The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors of at least three directors. The number and term of office of the members of the Board of Directors shall be determined as set forth in the Certificate.

     Section 2.2  Chairman of the Board.
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     The directors may elect one of their members to be Chairman of the Board of
Directors and a Vice Chairman. The Chairman and the Vice Chairman shall be subject to the control of and may be removed from such office by the Board of Directors. The Chairman and the Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 2.3  Meetings.
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     The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President or by a majority of the directors then in office.

     Section 2.4  Notice of Special Meetings.
                  --------------------------

     The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least 5 days before the meeting, or by telegram, cable, facsimile transmission or personal service at least 24 hours before the meeting. Unless otherwise stated

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in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 2.5  Quorum and Organization of Meetings.
                  -----------------------------------

     Two-thirds of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, or unless the Certificate or these Bylaws requires a greater vote, a majority of the whole Board present at any meeting at which a quorum is present may decide any question brought before such meeting; provided, that any such majority shall include a majority of the Class B Directors and Class C Directors (such a majority, a "Required Majority"). Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.6  Committees.
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     The Board of Directors may, by resolution passed by a Required Majority, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     Section 2.7  Action Without Meeting.
                  ----------------------

     Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to take any action required or permitted to be taken by them without a meeting.

     Section 2.8  Telephone Meetings.
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     Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

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                                  ARTICLE III

                                   OFFICERS

     Section 3.1  Executive Officers.
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     The executive officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Treasurer and one or more Assistant
Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2  Powers and Duties.
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     The Chairman of the Board, if any, or, in his absence, the Vice Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board and the Vice Chairman shall also have such additional powers and duties as may be prescribed for such offices from time to time by the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, an officer appointed by the President, or if the President fails to make such appointment, by the Board of Directors, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                  ARTICLE IV

                     RESIGNATIONS, REMOVALS AND VACANCIES

     Section 4.1  Resignations.
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     Any director or officer of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2  Removals.
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     The Board of Directors, by a Required Majority vote, at any meeting thereof, or by unanimous written consent, at any time, may, to the extent permitted by otherwise applicable Delaware law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

     Section 4.3  Vacancies.
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     Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause, may be filled at any time by a Required Majority of the directors, and, subject to the provisions of this
Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.

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                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.1  Stock Certificates.
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     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     Section 5.2  Transfer of Shares.
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     Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 5.3  Fixing Record Date.
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     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     Section 5.4  Lost Certificates.
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     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5  Regulations.
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     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1  Corporate Seal.
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     The corporate seal shall have inscribed thereon the name of the
Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

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     Section 6.2  Fiscal Year.
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     The fiscal year of the Corporation shall be determined by resolution of the
Board of Directors.

     Section 6.3  Notices and Waivers Thereof.
                  ---------------------------

     Whenever any notice whatsoever is required by law, the Certificate or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such person at his or her address as it appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

     Whenever any notice is required to be given by law, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 6.4  Stock of Other Corporations or Other Interests.
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     Unless otherwise ordered by the Board of Directors, the President, the
Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII

                                  AMENDMENTS

     The holders of shares of capital stock entitled at the time to vote in any general election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of the holders of not less than a majority in voting power of the outstanding shares of each class of common stock of the Corporation, voting as separate classes, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a Required Majority.

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